                                                                    Exhibit 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                          --------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                          36-0899825
                                                       (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                          --------------------------
                        ZENITH ELECTRONICS CORPORATION
              (Exact name of obligor as specified in its charter)


          Delaware                                 36-1996520
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

1000 Milwaukee Avenue
Glenview, Illinois                                    60025-2493
(Address of principal executive offices)              (Zip Code)



                       8.19% Senior Debentures due 2009
                        (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
               information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

               (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
               is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16.       List of exhibits.   List below all exhibits filed as a
               -----------------
               part of this Statement of Eligibility.

                1. A copy of the articles of association of the
                   trustee now in effect.*

                2. A copy of the certificates of authority of the
                   trustee to commence business.*

                3. A copy of the authorization of the trustee to
                   exercise corporate trust powers.*

                4. A copy of the existing by-laws of the trustee.*

                5. Not Applicable.

                6. The consent of the trustee required by
                   Section 321(b) of the Act.

                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not Applicable.

                9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of July, 1999.


               The First National Bank of Chicago,
               Trustee


               By /s/ Sandra L. Caruba
                 --------------------------------------
                  Sandra L. Caruba
                  Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         July 1, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Zenith Electronics Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago



                         By: /s/ Sandra L. Caruba
                            --------------------------------------
                             Sandra L. Caruba
                             Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                           Dollar Amounts in thousands C400
                                                                                                                       ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081        3,809,517      1.a
    b. Interest-bearing balances(2).............................................           0071        4,072,166      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................           1754                0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773       12,885,728      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350        4,684,756      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
                                                                                           ----
    RC-C).......................................................................           2122       34,304,806      4.a
    b. LESS: Allowance for loan and lease losses................................           3123          411,476      4.b
    c. LESS: Allocated transfer risk reserve....................................           3128            3,884      4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c).....................................           2125       33,889,446      4.d
5.  Trading assets (from Schedule RD-D).........................................           3545        5,100,499      5.
6.  Premises and fixed assets (including capitalized leases)....................           2145          754,052      6.
7.  Other real estate owned (from Schedule RC-M)................................           2150            5,244      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130          201,068      8.
9.  Customers' liability to this bank on acceptances outstanding................           2155          265,041      9.
10. Intangible assets (from Schedule RC-M)......................................           2143          285,709      10.
11. Other assets (from Schedule RC-F)...........................................           2160        2,987,184      11.
12. Total assets (sum of items 1 through 11)....................................           2170       68,940,410      12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           The First National Bank of Chicago      Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0460                                                   Page RC-2
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8
                               ---------

Schedule RC-Continued

                                                                                       Dollar Amounts in
                                                                                           Thousands
                                                                                       -----------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals                                       RCON
     of columns A and C                                                          ----
     from Schedule RC-E, part 1).................................                2200                  22,163,664     13.a
     (1) Noninterest-bearing(1)..................................                6631                   9,740,100     13.a1
     (2) Interest-bearing........................................                6636                  12,423,564     13.a2

     b. In foreign offices, Edge and                                             RCFN
     Agreement subsidiaries, and                                                 ----
     IBFs (from Schedule RC-E, part II)..........................                2200                  19,273,426     13.b
     (1) Noninterest bearing.....................................                6631                     334,741     13.b1
     (2) Interest-bearing........................................                6636                  18,938,685     13.b2
14.  Federal funds purchased and securities
     sold under agreements to repurchase:                                        RCFD 2800              4,405,792     14
15.  a. Demand notes issued to the U.S.                                          RCON 2840                173,505     15.a
     Treasury
     b. Trading Liabilities(from Schedule RC-D)..................                RCFD 3548              4,824,567     15.b

16. Other borrowed money:                                                        RCFD
                                                                                 ----
    a. With original maturity of one year or less................                2332                   7,453,761     16.a
    b. With original  maturity of more than one year.............                A547                      330,300    16.b
    c. With original maturity of more than three years ..........                A548                      357,737    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding......                2920                     265,041     18.
19. Subordinated notes and debentures............................                3200                   2,600,000     19.
                                                                                 2930                   1,878,367     20.
20. Other liabilities (from Schedule RC-G).......................                2948                  63,726,160     21.
21. Total liabilities (sum of items 13 through 20)...............
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................                3838                           0     23.
24. Common stock.................................................                3230                     200,858     24.
25. Surplus (exclude all surplus related to preferred stock).....                3839                   3,239,836     25.
26. a. Undivided profits and capital reserves....................                3632                   1,813,367     26.a
    b. Net unrealized holding gains (losses)
    on available-for-sale
    securities...................................................                8434                    (37,357)     26.b
    c.  Accumulated net gains (losses) on cash flow hedges.......                4336                           0     26.c
27. Cumulative foreign currency translation adjustments..........                3284                     (2,454)     27.
28. Total equity capital (sum of items 23 through 27)............                3210                   5,214,250     28.
29. Total liabilities, limited-life
    preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................                3300                  68,940,410     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                     ------------
                                                         Number
                                                      N/A   M..1
                                                     ------------
auditors as of any date during 1996........................RCFD 6724

1 = Independent audit of the bank conducted in                  4. =   Directors' examination of the bank performed by other
    accordance with generally accepted auditing                        external auditors (may be required by state chartering
    standards by a certified public accounting firm which              authority)
    submits a report on the bank                                5  =   Review of the bank's financial statements by external
2 = Independent audit of the bank's parent                             auditors
    holding company conducted in accordance with                6  =   Compilation of the bank's financial statements by external
    generally accepted auditing standards by a                         auditors company
    certified public accounting firm which                      7 =    Other audit procedures (excluding tax preparation work)
    submits a report on the consolidated holding                8 =    No external audit work
    (but not on the bank separately)
3 = Directors' examination of the bank conducted
    in accordance with generally accepted
    auditing standards by a certified public
    accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.